STARTER CORPORATION ANNOUNCES
                        PLANS FOR CHAPTER 11 LIQUIDATION

      New Haven, CT, April 19, 1999 ...Starter Corporation (NYSE:STA) announced today that it has filed a petition with the United States Bankruptcy Court in Wilmington, Delaware under Chapter 11 of the United States Bankruptcy Code. The Company contemplates a prompt, orderly sale of its business on a going concern basis and to liquidate any remaining assets and properties in a manner designed to maximize value.

      As announced previously, Starter has not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

      Starter is a leading designer and marketer of quality Outerwear, Activewear, Printables and Accessories, and is a licensee of all the major North American professional sports leagues and universities. Starter also designs and markets its own banded apparel


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